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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement of American Spectrum Realty, Inc. on Form S-4 of our reports dated February 25, 2000 (relating to the financial statements of Sierra Pacific Development Fund, Sierra Pacific Development Fund II, Sierra Pacific Development Fund III (such report for Sierra Pacific Development Fund III expresses an unqualified opinion and includes an explanatory paragraph relating to the partnership's ability to continue as a going concern), Sierra Pacific Pension Investors '84 and Sierra Pacific Institutional Properties V, collectively, the "Funds") and relating to the financial statements of Sierra Mira Mesa Partners and Sorrento I Partners appearing in the Prospectus, which is part of this Registration Statement, and of our reports dated February 25, 2000 relating to the financial statement schedules of the Funds appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus/Consent Solicitation Statement, which is part of this Prospectus.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 20, 2001